EXHIBIT 12

                            DARDEN RESTAURANTS, INC.
         COMPUTATION OF RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES
                          (Dollar Amounts in Thousands)
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

                                                                                     Fiscal Year Ended
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                                              May 30,         May 25,        May 26,         May 27,        May 28,
                                                2004           2003           2002            2001            2000
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
 Consolidated Earnings from Operations
    before Income Taxes .................... $339,998        $347,748        $363,309       $301,218        $273,907
 Plus Fixed Charges:

    Gross Interest Expense..................   47,710          47,566          41,493         35,196          24,999
    40% of Restaurant and Equipment
        Minimum Rent Expense................   22,608          21,536          20,600         19,352          18,834
                                            ---------     -----------    ------------   ------------     -----------
              Total Fixed Charges...........  $70,318         $69,102         $62,093        $54,548         $43,833
 Less Capitalized Interest..................   (3,500)         (3,470)         (3,653)        (3,671)         (1,910)
                                            ---------     -----------    ------------   ------------     -----------
 Consolidated Earnings from Operations
    before Income Taxes Available to
    Cover Fixed Charges..................... $406,816        $413,380        $421,749       $352,095        $315,830
                                            =========     ===========    ============   ============     ===========

 Ratio of Consolidated Earnings to Fixed
    Charges ................................     5.79            5.98            6.79           6.45            7.21
                                            =========     ===========    ============   ============     ===========
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